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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

           Filed by the Registrant [X]
           Filed by a Party other than the Registrant
           [ ] Check the appropriate box:
           [ ]  Preliminary proxy statement    [ ] Confidential, For Use of the
                                                   Commission Only (as permitted
           [X]  Definitive proxy statement         by Rule 14a-6(e)(2))
           [ ]  Definitive Additional Materials
           [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or  Rule 14a-12


                                   ITRON, INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

           Payment of Filing Fee (check the appropriate box):
           [X]  No fee required.
           [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

           (1)  Title of each class of securities to which transaction applies:

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           (2)  Aggregate number of securities to which transaction applies

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           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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           (4)  Proposed maximum aggregate value of transaction:

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           (5)  Total fee paid:

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           [ ]  Fee paid previously with preliminary materials:

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           [ ] Check box if any part of the fee is offset as provided by
        Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1)  Amount previously paid:

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           (2)  Form, Schedule or Registration Statement no.:

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           (3)  Filing Party

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           (4)  Date Filed:

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 YOUR PROMPT RETURN OF THE ENCLOSED PROXY CARD WILL SAVE THE POSTAGE EXPENSE OF
                                   ADDITIONAL
 MAILINGS. YOUR IMMEDIATE ATTENTION TO THESE MATERIALS IS GREATLY APPRECIATED.

                                   ITRON LOGO

                                                                    May 15, 2000

Dear Shareholder:

     On behalf of our board of directors, I invite you to attend Itron, Inc.'s 2000 Annual Meeting of Shareholders. We hope you can join us. The annual meeting will be held:

           At:    The Doubletree Hotel -- Spokane City Center
                 Grand Ballroom -- Salons 1, 2 and 3
                 322 North Spokane Falls Court
                 Spokane, Washington 99201

           On:    Wednesday, June 28, 2000

           Time: 8:00 a.m.

     For our shareholders' convenience, we will provide a continental breakfast beginning at 7:30 a.m. At this time, shareholders will have an opportunity to meet personally with our directors and officers to discuss any questions they may have. The annual meeting will begin promptly at 8:00 a.m. The Notice of the Annual Meeting and the proxy statement accompany this letter.

     We know that many of our shareholders will be unable to attend the annual meeting. We are soliciting proxies so that each shareholder has an opportunity to vote on all matters that are scheduled to come before the shareholders at the annual meeting. Whether or not you plan to attend, please take the time now to read the proxy statement and vote your shares by signing, dating and returning your proxy card promptly in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is exercised. Regardless of the number of Itron shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.

     Thank you for your continuing interest in Itron. We look forward to seeing you at our annual meeting.

                                          Sincerely,

                                          /s/ LEROY D. NOSBAUM
                                          -------------------------------------
                                          LEROY D. NOSBAUM
                                          President and Chief Executive Officer

 Itron, Inc., P.O. Box 15288, Spokane, Washington 99215-5288; (509) 924-9900 or
                                 (800) 635-5461

                                  ITRON, INC.
                            2818 NORTH SULLIVAN ROAD
                           SPOKANE, WASHINGTON 99216

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 28, 2000

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Itron, Inc. will be held at the Doubletree Hotel -- Spokane City Center, Grand Ballroom -- Salons 1, 2 and 3, at 322 North Spokane Falls Court, Spokane, Washington, at 8:00 a.m., local time, on Wednesday, June 28, 2000, for the following purposes:

     (1) To elect five directors;

     (2) To approve Itron's 2000 Stock Incentive Compensation Plan; and

     (3) To transact any other business that may come before the annual meeting and any adjournment or postponement of the annual meeting.

     The board of directors has established the close of business on April 21, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting.

     All shareholders are cordially invited to attend the annual meeting in person.

     To ensure representation at the annual meeting, shareholders are urged to mark, sign, date and return the enclosed proxy as promptly as possible, even if they plan to attend the annual meeting. A return envelope, which requires no postage if mailed in the United States, is enclosed for this purpose. Any shareholder attending the annual meeting may vote in person even if that shareholder has returned a proxy.

                                          By order of the board of directors,

                                          /s/ MARILYN R. BLAIR
                                          -------------------------
                                          MARILYN R. BLAIR
                                          Corporate Secretary

Spokane, Washington
May 15, 2000

                                  [ITRON LOGO]

                                PROXY STATEMENT

     This proxy statement is being furnished to shareholders of Itron, Inc. in connection with the solicitation by our board of directors of proxies for use at the Annual Meeting of Shareholders. The meeting will be held at the Doubletree Hotel -- Spokane City Center, Grand Ballroom -- Salons 1, 2 and 3, at 322 North Spokane Falls Court, Spokane, Washington, at 8:00 a.m., local time, on Wednesday, June 28, 2000, for the purposes listed in the accompanying Notice of Annual Meeting of Shareholders. Our principal executive offices are located at 2818 North Sullivan Road, Spokane, Washington 99216. We expect to mail this proxy statement and accompanying proxy to our shareholders on or about May 15, 2000.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     At the annual meeting, shareholders of record of Itron as of the close of business on April 21, 2000 will consider and vote on the following matters:

     (1) the election of two directors for a term of one year (until 2001) and the election of three directors for a term of three years (until 2003);

     (2) the approval of Itron's 2000 Stock Incentive Compensation Plan; and

     (3) such other business that may come before the annual meeting and any adjournment or postponement of the annual meeting.

RECORD DATE AND OUTSTANDING SHARES

     Holders of record of our common stock at the close of business on April 21, 2000, are entitled to notice of, and to vote at, the annual meeting. On the record date, there were 15,098,344 shares of our common stock outstanding. As of the record date, our directors and executive officers and their affiliates may be deemed to be the beneficial owners of approximately 7.5% of the outstanding shares of our common stock. Each of our directors and executive officers plans to vote or direct the vote of all shares of common stock over which he or she has voting control in favor of the election of the nominees for director and the approval of our 2000 stock incentive compensation plan.

REVOCABILITY OF PROXIES

     Shares represented at the annual meeting by properly signed proxies in the accompanying form will be voted at the annual meeting in accordance with the instructions given in the proxy. A shareholder may revoke a proxy given by the shareholder for use at the annual meeting at any time before the vote. A proxy may be revoked by:

     - submitting a later-dated proxy for the same shares at any time before the proxy is voted;

     - delivering written notice of revocation to the Corporate Secretary of Itron at any time before the vote; or

     - attending the annual meeting and voting in person. Mere attendance at the annual meeting will not in and of itself revoke a proxy.

     If the annual meeting is postponed or adjourned for any reason, at any subsequent reconvening of the annual meeting all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the annual meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous meeting.

QUORUM AND VOTING

     Each shareholder will be entitled to one vote per share of common stock held. Holders of common stock are not entitled to cumulative voting rights in the election of directors. The presence at the annual meeting, in person or represented by proxy, of holders of a majority of the outstanding common stock on the record date will constitute a quorum.

     With respect to the election of directors, the nominees receiving the greatest number of votes duly cast will be elected as directors. Abstentions from voting on the election of directors have no effect on the outcome of this proposal since the votes have not been cast in favor of any nominee. The proposal to approve the 2000 Stock Incentive Compensation Plan will be approved if the number of votes in favor of the proposal exceeds the number of votes against the proposal. Abstentions from voting on this proposal will have no impact on the outcome of the proposal because such votes have not been cast for or against the proposal. There can be no broker nonvotes on the election of directors because brokers who hold shares for the accounts of their clients have discretionary authority to vote such shares with respect to the election of directors. With respect to the proposal to approve the 2000 Stock Incentive Compensation Plan, broker nonvotes will have no effect on the outcome because they will not represent votes cast at the Annual Meeting for this purpose.

PROXY SOLICITATION COSTS

     We have retained Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey, to aid in the solicitation of proxies. We will bear the cost of soliciting proxies, which we estimate will be approximately $4,500 plus expenses. Proxies may be solicited by personal interview, mail, telephone or facsimile. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of our common stock for their expenses in forwarding solicitation materials to the beneficial owners. Our directors, officers and regular employees may also solicit proxies, without additional compensation, personally or by telephone.

                        ITEM 1 -- ELECTION OF DIRECTORS

     Our board of directors is divided into three classes, with each director generally holding office for a three-year term or until his or her successor has been elected and qualified. At the annual meeting, two directors are to be elected for a term of one year (until 2001), and three directors are to be elected for a term of three years (until 2003) or, in each case, until his or her respective successor is duly elected and qualified. Two directors are being elected to one-year terms instead of three-year terms because Washington law requires the number of directors in each class to be as equal as possible. Unless authority is withheld, the persons named as proxies in the accompanying proxy, will vote for the election of the nominees listed below. The board of directors has no reason to believe that any of these nominees will be unable to serve as a director. If any of the nominees becomes unavailable, however, the persons named as proxies will have discretionary authority to vote for a substitute nominee.

NOMINEES TO SERVE UNTIL 2001

     Michael J. Chesser (age 51) has been a director of Itron since August 1999. Mr. Chesser is chief executive officer and president of GPU Energy, a subsidiary of GPU, Inc. From June 1999 to March 2000, he was president and chief executive officer of Itron. He also served as chairman of Itron's board from January 2000 to March 2000. From 1994 to 1998, Mr. Chesser was president and chief operating officer of Atlantic Energy, Inc., the holding company for Atlantic City Electric and other related companies. Prior to Atlantic Energy, Mr. Chesser spent 23 years with Baltimore Gas and Electric where he held a number of executive positions with responsibilities in marketing and customer service. Mr. Chesser also serves as a director of Great Bay Casino Corporation and on the Board of Advisors of ElecTrade.com, Inc.

     LeRoy D. Nosbaum (age 53) was named president and chief executive officer of Itron in March 2000. Mr. Nosbaum joined Itron in March 1996 and had executive responsibilities covering manufacturing, product development, operations and marketing before being promoted to president and chief executive officer. Before joining Itron, Mr. Nosbaum was executive vice president and general manager of Metricom, Inc.'s UtiliNet
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Division, and held a variety of positions with Metricom from 1989 to 1996. Prior to joining Metricom, he was employed by Schlumberger, Ltd. and Sangamo Electric for 20 years.

NOMINEES TO SERVE UNTIL 2003

     Michael B. Bracy (age 58) has been a director of Itron since 1992. Until his retirement in August 1997, Mr. Bracy was executive vice president, chief financial officer and a director of NorAm Energy Corp. ("NorAm"), previously known as Arkla, Inc., an integrated natural gas company. After joining NorAm in 1984, he held various executive positions, including chief executive officer of the Arkla Pipeline Group. Before his joining NorAm, Mr. Bracy served as executive vice president and chief financial officer of El Paso Natural Gas Company, which he joined in 1977. Mr. Bracy also serves as a director of El Paso Energy Partners, L.P., a publicly traded limited partnership.

     Mary Ann Peters (age 56) has been a director of Itron since 1994. Ms. Peters is managing director of McGillicuddy and Peters, a business and marketing consultancy she founded in 1984. She began her marketing career with International Business Machines Corporation in 1972 and subsequently held a variety of marketing positions with General Electric Company, Wells Fargo and Company, Inc., Atari Corp. and Apple Computer, Inc.

     Graham M. Wilson (age 55) has been a director of Itron since 1990. Mr. Wilson has been employed by Westcoast Energy Inc., an integrated energy company, since 1988, where he is currently executive vice president and chief financial officer. From 1983 to 1988, he was vice president, finance and administration of Petro-Canada Inc. Mr. Wilson also serves as a director of Union Gas Limited, and Centra Gas, Inc., both of which are affiliates of Westcoast Energy Inc.

CONTINUING DIRECTORS

     Ted C. DeMerritt (age 68) has been a director of Itron since 1994. Mr. DeMerritt's term as a director expires in 2002. Until his retirement in 1998, Mr. DeMerritt was chairman of the board and chief executive officer of Olsy North America (formerly ISC Systems Corporation), which develops and implements system solutions for the financial services and retail industries. From 1963 to 1980, he was employed at Sacramento Savings and Loan Association, where he served as controller/senior vice president in charge of the Savings and Operations division. Mr. DeMerritt is also a trustee of the Washington State University Foundation.

     Jon E. Eliassen (age 53) has been a director of Itron since 1987. Mr. Eliassen's term as a director expires in 2002. Mr. Eliassen is senior vice president and chief financial officer of Avista Corporation ("Avista"), previously known as The Washington Water Power Company. He joined Avista in 1970 and held numerous positions within the finance department before assuming his current responsibilities in 1986. He serves as a director of Pentzer Corporation as well as other various subsidiaries and affiliates of Avista. He also is a director of Northwest Venture Associates.

     Paul A. Redmond (age 63) has been a director of Itron since 1985. Mr. Redmond's term as a director expires in 2001. Until his retirement in June 1998, Mr. Redmond was chairman of the board and chief executive officer of The Washington Water Power Company ("WWP"), now known as Avista. Mr. Redmond joined WWP in 1965, where he held numerous management and executive positions. Mr. Redmond also serves as a director of USBancorp, Hecla Mining Co. and Source Capital.

     S. Edward White (age 49) was named chairman of Itron in March 2000 and has been a director since 1996. Mr. White's term as a director expires in 2002. Mr. White was an executive vice president of Itron from March 1996, when Itron acquired Utility Translation Systems, Inc. (UTS), through December 1999. Before founding UTS in 1980, Mr. White held numerous engineering and marketing management positions in the Meter Division of Westinghouse Electric Corporation for 12 years.

     OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE FIVE NOMINEES FOR DIRECTOR.

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COMPENSATION OF DIRECTORS

     For 1999, our nonemployee directors received an annual $8,000 retainer, payable quarterly. In addition, our nonemployee directors received $800 for each board meeting and $800 for each committee meeting they attended (or $900 for each committee meeting in which they served as chairperson). Nonemployee directors who participated on behalf of Itron in business activities, such as meetings with investors, meetings with customers and other third-party meeting activities, received $800 for each business activity. In March 2000, the amount of the annual retainer was increased to $12,000, 50% of which will be paid with Itron common stock if the 2000 Plan is approved, and the amount paid for meeting attendance was increased to $1,000 per meeting.

     Under our 1992 Stock Option Plan for Nonemployee Directors, we grant our nonemployee directors an option to purchase 10,000 shares of our common stock when they are initially appointed or elected as a director, and an option to purchase 4,000 shares of our common stock in each subsequent year. Prior to March 2000 nonemployee directors were granted an option to purchase 2,000 shares per year. The exercise price of the options is the fair market value of the common stock on the date of grant. These options are fully vested and immediately exercisable on the date of grant. If the 2000 Plan is approved, we will suspend the 1992 Stock Option Plan for Nonemployee Directors and will make these option grants pursuant to the 2000 Plan.

INFORMATION ON COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

     Our board of directors has established an audit/finance committee and a compensation committee.

     The audit/finance committee reviews our accounting practices, internal accounting controls and financial results and oversees the engagement of our independent auditors. The audit/finance committee, whose members are Jon E. Eliassen, Graham M. Wilson and Ted C. DeMerritt, held eight meetings during 1999.

     The compensation committee is responsible for setting compensation levels for our executive officers, overseeing the administration of various incentive compensation and benefit plans and performing any other functions regarding compensation that the Board may delegate. The compensation committee, whose members are Michael B. Bracy, Mary Ann Peters and Paul A. Redmond, held four meetings in 1999.

     There were six board meetings in 1999. All board members attended at least 75 percent of the meetings of the board and of each committee of which they were a member.

          ITEM 2 -- APPROVAL OF 2000 STOCK INCENTIVE COMPENSATION PLAN

     Our board of directors has approved, and recommends the shareholders approve, the 2000 Stock Incentive Compensation Plan ("2000 Plan"). The 2000 Plan is successor to our Restated 1989 Stock Option Plan and our 1992 Stock Option Plan for Nonemployee Directors. At March 31, 2000, there were 16,037 shares and 32,000 shares remaining available for grant under the 1989 and 1992 Plans, respectively. On March 31, 2000, approximately 1,000 of our employees, officers, directors, consultants and agents would have been eligible to receive awards under the 2000 Plan. The closing price of a share of common stock on that date, as reported by the "Nasdaq" National Market, was $6.94.

     A copy of the 2000 Plan is attached to this proxy statement as Appendix A. The following description of the 2000 Plan is a summary and does not purport to be fully descriptive. You should refer to Appendix A for more detailed information.

INTRODUCTION

     The purpose of the 2000 Plan is to allow the Company to provide long-term incentives to selected individuals who make substantial contributions to the Company's growth and success. The 2000 Plan's purpose is also to enhance the Company's ability to attract and retain participants' services in the highly competitive employment market in which the Company operates and to encourage them to acquire and maintain ownership in Itron. The Company believes stock ownership, including awards of restricted stock that

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are conditional upon the Company reaching certain long-term performance measures, aligns employee interests with shareholder value creation.

AWARDS

     The 2000 Plan provides for grants of stock options and stock awards (including restricted stock). We may make awards singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. We may also make awards in combination or in tandem with, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of Itron or in substitution for, or by the assumption of, awards issued under plans of an acquired entity.

  Stock Subject to the 2000 Plan

     Subject to adjustment from time to time as provided in the 2000 Plan, a maximum of 1,800,000 shares of common stock are authorized for issuance under the plan. In addition, any authorized shares that were not issued or subject to an outstanding award under the 1989 Plan and any shares subject to outstanding awards that cease to be subject to such awards (other than by reason of exercise or payment of the awards) will cease to be available under the 1989 Plan and will become available for issuance under the 2000 Plan, up to an aggregate maximum of 25,000 shares. No more than 400,000 shares may be issued as stock awards (including restricted stock), or other stock-based awards other than stock options under the 2000 Plan. No more than 300,000 shares may be subject to awards granted to any participant in any one fiscal year, except that we can make one-time grants of up to 600,000 shares per fiscal year, to newly hired or newly promoted individuals, to the extent such limitations are required for compliance with certain provisions of Section 162(m) of the Internal Revenue Code of 1986 (the Code), which precludes us from taking a tax deduction for compensation payments to executives in excess of $1 million, unless such payments qualify for the "performance-based" exemption from the $1 million limitation.

     Any shares of common stock that have been made subject to an award that cease to be subject to the award (other than by reason of exercise or payment of the award to the extent it is exercised for, or settled in, vested and nonforfeitable shares) will be available for issuance in connection with future awards under the 2000 Plan.

  Eligibility to Receive Awards

     Awards may be granted under the 2000 Plan to those officers, directors and employees of Itron and our subsidiaries that our plan administrator from time to time selects. Awards may also be made to consultants, agents, advisors and independent contractors who provide services to us or our subsidiaries.

  Terms and Conditions of Stock Option Grants

     Options granted under the 2000 Plan may be "incentive stock options" (as defined in Section 422 of the Code) or "nonqualified stock options." The option price for each option granted under the 2000 Plan will be determined by the plan administrator, but will not be less than 100% of the common stock's fair market value on the date of grant with respect to incentive stock options (or 110% of fair market value in the case of a more than 10% shareholder). The option price may not be less than 85% of fair market value with respect to nonqualified stock options. For purposes of the 2000 Plan, "fair market value" means the closing price for our common stock as reported by the "Nasdaq" National Market for a single trading day.

     The exercise price for shares purchased under options must be paid by cash or check, except that the plan administrator may authorize payment in cash and/or already-owned common stock, a full-recourse promissory note, delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, or such other consideration as the plan administrator may specify. We may require the optionee to pay applicable withholding taxes upon exercise of the option as a condition to receiving the stock. The withholding tax may be paid in cash or by the withholding or delivery of common stock.

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

     The option term will be fixed by the plan administrator. If not so fixed, the term of the option will be ten years. Each option will be exercisable pursuant to a vesting schedule determined by the plan administrator. If not so established, options generally will vest 25% per year over a four-year period with the first 25% vesting one year after the date of grant. The plan administrator will also determine the circumstances under which an option will be exercisable in the event the optionee ceases to provide services to us or one of our subsidiaries. If not so established, options generally will be exercisable for one year after termination of services as a result of disability or death and for three months after all other terminations. An option will not be exercisable if the optionee's services are terminated for cause, as defined in the 2000 Plan.

  Stock Awards

     The plan administrator is authorized to make awards of common stock to participants on such terms and conditions and subject to such restrictions as the plan administrator may determine (whether based on periods of continuous service with Itron or performance goals related to profits, profit growth, profit-related return ratios, cash flow, total shareholder return, funds from operations, customer service, employee satisfaction or performance against budget, whether applicable to Itron or any relevant subsidiary or business unit, comparisons with competitor companies or groups and with stock market indices, or any combination thereof). Restrictions may include repurchase or forfeiture rights in favor of Itron.

  Loans, Loan Guarantees and Installment Payments

     To assist a holder (including a holder who is an officer or director of Itron) in acquiring shares of common stock pursuant to an award granted under the 2000 Plan, the plan administrator may authorize (a) the extension of a full recourse loan to the holder by Itron, (b) the payment by the holder of the purchase price, if any, of the common stock in installments, or (c) the guarantee by Itron of a full recourse loan obtained by the grantee from a third party. The terms of any loans, installment payments or guarantees, including the interest rate and terms of repayment, will be subject to the plan administrator's discretion, and may be granted with or without security.

  Transferability

     Except as otherwise determined by the plan administrator and to the extent permitted by Section 422 of the Code, no option, stock appreciation right, performance award, other stock-based award or dividend equivalent right will be assignable or otherwise transferable by the holder other than by will or the laws of descent and distribution and, during the holder's lifetime, may be exercised only by the holder.

  Adjustment of Shares

     In the event of any changes in our outstanding stock by reason of stock dividends, stock splits, spin-offs, combinations or exchanges of shares, recapitalizations, mergers, consolidations, distributions to shareholders other than a normal cash dividend, or other changes in our corporate or capital structure, the plan administrator, in its sole discretion, shall make any equitable adjustments it deems appropriate in (a) the maximum number and kind of securities subject to the 2000 Plan, (b) the maximum number and kind of securities that may be made subject to awards to any participant, and (c) the number and kind of securities that are subject to any outstanding award and the per share price of such securities, without any change in the aggregate price to be paid therefor.

  Corporate Transaction

     If specified corporate transactions occur (such as a merger or consolidation, or a sale, lease, exchange or transfer of all or substantially all of our assets), a successor corporation will continue or assume all outstanding options, or will issue equivalent substitute options to purchase common stock of the successor corporation. The replacement options assumed by the successor would be fully vested and exercisable regardless of whether the vesting requirements have been satisfied. If the successor does not assume, continue or replace outstanding options, the vesting schedule of all outstanding options will automatically accelerate and all options will

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

become 100% vested and exercisable immediately prior to the corporate transaction. At that time option holders would have the right to exercise their options, but this right would expire at the end of a specified time period conditioned on completion of the transaction.

     Unless the letter agreement evidencing a stock award (such as restricted stock) states otherwise, if we effect a corporate transaction, the vesting for unvested stock awards would accelerate, and the forfeiture provisions would lapse, if and to the same extent that vesting of outstanding options accelerates.

  Further Adjustment of Awards

     The plan administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of Itron, as defined by the plan administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to holders, with respect to awards. Such authorized action may include, but is not limited to, establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, awards so as to provide for earlier, later, extended or additional time for exercise, payment or settlement or lifting restrictions, differing methods for calculating payments or settlements, alternate forms and amounts of payments and settlements and other modifications, and the plan administrator may take such action with respect to all holders, to certain categories of holders or only to individual holders. The plan administrator may take such action before or after granting awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

  Administration

     The 2000 Plan will be administered by our compensation committee, except to the extent our board of directors appoints another committee or committees consisting of one or more members of the board. The board may delegate the responsibility for administering the 2000 Plan with respect to designated classes of eligible participants to different committees, subject to such limitations as the board deems appropriate. Committee members will serve for such term as the board may determine, subject to removal by the board at any time. The composition of any committee responsible for administering the 2000 Plan with respect to our officers and directors who are subject to Section 16 of the Exchange Act with respect to Itron securities will comply with the requirements of Rule 16b-3 under Section 16(b) of the Exchange Act, or any successor provision.

  Amendment and Termination

     The board may terminate the 2000 Plan, or modify or amend it, subject to shareholder approval in certain instances, as set forth in the 2000 Plan. The 2000 Plan does not have a fixed expiration date, but no incentive stock options may be granted more than ten years after the later of the plan's adoption by the board or the adoption of any amendment to the plan that constitutes a new plan for purposes of Section 422 of the Code.

  Federal Income Tax Consequences

     The federal income tax consequences to us and to any person granted an award under the 2000 Plan under the existing applicable provisions of the Code and the regulations under the Code are substantially as follows:

     Under present law and regulations, no income will be recognized by a participant upon the grant of stock options, stock appreciation rights, other stock-based awards or performance awards. Upon the exercise of a nonqualified stock option, the optionee will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the shares acquired over the option price. Upon a later sale of those shares, the optionee will have short-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized on such sale and the tax basis of the shares sold. If payment of the option price is made entirely in cash, the tax basis of the shares will be equal to their fair market value on the exercise date (but not less than the option price), and the shares' holding period will begin on the day after the exercise date.

     If the optionee uses already owned shares to exercise an option in whole or in part, the transaction will not be considered to be a taxable disposition of the already owned shares. The optionee's tax basis and holding period of the already owned shares will be carried over to the equivalent number of shares received upon exercise. The tax basis of the additional shares received upon exercise will be the fair market value of the shares on the exercise date (but not less than the amount of cash, if any, used in payment), and the holding period for such additional shares will begin on the day after the exercise date.

     The same rules apply to an incentive stock option that is exercised more than three months after the optionee's termination of employment (or more than 12 months thereafter in the case of permanent and total disability, as defined in the Code).

     Upon the exercise of an incentive stock option during employment or within three months after the optionee's termination of employment (12 months in the case of permanent and total disability, as defined in the Code), for regular tax purposes, the optionee will recognize no income at the time of exercise (although the optionee will have income for alternative minimum income tax purposes at that time as if the option were a nonqualified stock option), and no deduction will be allowed to Itron for federal income tax purposes in connection with the grant or exercise of the option. If the acquired shares are sold or exchanged after the later of (a) one year from the date of exercise of the option and (b) two years from the date of grant of the option, the difference between the amount realized by the optionee on that sale or exchange and the option price will be taxed to the optionee as a long-term capital gain or loss. If the shares are disposed of before such holding period requirements are satisfied, then the optionee will recognize taxable ordinary income in the year of disposition in an amount equal to the excess, on the date of exercise of the option, of the fair market value of the shares received over the option price paid (or generally, if less, the excess of the amount realized on the sale of the shares over the option price), and the optionee will have capital gain or loss, long-term or short-term, as the case may be, in an amount equal to the difference between (i) the amount realized by the optionee upon that disposition of the shares and (ii) the option price paid by the optionee increased by the amount of ordinary income, if any, so recognized by the optionee.

     Upon payment to a participant in settlement of a stock option or pursuant to another stock-based award, the participant will recognize taxable ordinary income in an amount equal to the cash and the fair market value of the common stock received.

     In all the foregoing cases, we will be entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income, subject to the following limitations. Section 162(m) of the Internal Revenue Code limits the tax deduction available to public companies for compensation paid to individual executive officers to $1 million in any taxable year, unless certain performance, disclosure and shareholder approval requirements are met. Under Section 162(m), however, compensation above $1,000,000 may be deducted if it is "performance-based compensation" within the meaning of the Code. The 2000 Plan has been drafted to allow compliance with those performance-based criteria.

     OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE 2000 STOCK INCENTIVE COMPENSATION PLAN.

                               EXECUTIVE OFFICERS

     Our executive officers and their ages as of March 31, 2000 are:

          NAME               AGE                       POSITION
          ----               ---                       --------
LeRoy D. Nosbaum.........    53     President and Chief Executive Officer
Robert D. Neilson........    43     Chief Operating Officer
Andrew H. Alpert.........    35     Vice President and General Manager, Water &
                                    Public Power Systems
William L. Brown.........    54     Vice President, Competitive Resources
Russell N. Fairbanks,        56     Vice President and General Counsel
  Jr.....................
John W. Hengesh..........    45     Vice President and General Manager, Natural Gas
                                    Systems
Randi L. Neilson.........    37     Vice President, Marketing
David G. Remington.......    58     Vice President and Chief Financial Officer
Jemima G. Scarpelli......    41     Vice President, Investor Relations and
                                    Corporate Communications
Dennis A. Shepherd.......    51     Vice President and General Manager, EIS Systems

     For biographical information about Mr. Nosbaum, please see the section above captioned "Election of Directors."

     Rob Neilson was named Chief Operating Officer in March 2000. Previously, he had been Vice President, Strategy and Business Development since October 1997 and Vice President, Marketing from 1993 to 1997. He joined Itron in 1983 as manager of market development and planning, and served as Director of Marketing from 1987 to 1993. As Director of Marketing, Rob's responsibilities included marketing for AMRplus Partners. Rob is the husband of Randi Neilson, the Company's Vice President, Marketing.

     Andrew Alpert became Vice President and General Manager, Water & Public Power Systems in January 2000. With Itron since 1996, Andrew was previously Vice President Customer Solutions and Business Development. Prior to joining Itron, Andrew was an Associate Director in the Communications and Electronics practice at A.T. Kearney/EDS, a Manager in the consulting practice of Deloitte & Touche, and worked at GTE Telephone Operations in network planning, engineering, and operations.

     Bill Brown was named Vice President, Competitive Resources in January 2000 and has responsibility for human resources, information systems, corporate training, facilities and security. Bill joined Itron in 1997 as Vice President, Network Systems Operations responsible for deploying Itron's radio-based network AMR systems. He later became Vice President, Residential Systems Operations where he assumed responsibility for customer service as well as project management for all domestic AMR systems. Prior to joining Itron, from 1990 to 1996 Bill served in numerous operational assignments with the federal government throughout the world, including serving as the U.S. Defense Representative to the government of Norway, and as a senior advisor on defense matters to the U.S. Ambassador to Honduras.

     Russ Fairbanks joined Itron in February 2000 as Vice President and General Counsel. From 1997 to 1999, Russ served as Vice President and General Counsel for ASM America, Inc., a manufacturer of chemical vapor deposition equipment used to make integrated circuits. Prior to that, he was Vice President, General Counsel and Secretary for Cyrix Corporation, a manufacturer of high performance X-86 microprocessors from 1993 until 1997 when Cyrix became a subsidiary of National Semiconductor. Russ was with EDS Corporation from 1985 to 1993 and served in a variety of corporate law and strategic roles.

     John Hengesh has been with Itron since 1984 and became Vice President and General Manager, Natural Gas Systems in January 2000. He has served in a number of positions with Itron covering sales, marketing, hardware and software development, manufacturing, quality and customer and field support. He was most recently Vice President Handheld, Mobile and Telephone Solutions, and previous to that was General Manager for Itron Telephone Solutions in Boise. Prior to joining Itron, John was the western regional sales manager for the Computer Products Division of General Instrument.

     Randi Neilson was named Vice President, Marketing in January 2000 and has responsibility for all marketing communications, market research, product management, regulatory and marketing support. Randi joined Itron in 1990 and has served in a number of positions, most recently as Director of Solutions and Product Marketing where her responsibilities included product marketing, program management, installation and servicing of Itron's radio-based network AMR products as well as marketing communications. Prior to joining Itron, Randi was the Director of Marketing for American Sign and Indicator, a leading supplier of electronic signage and scoreboard systems. Randi is the wife of Rob Neilson, the Company's Chief Operating Officer.

     Dave Remington joined Itron in early 1996 as Vice President and Chief Financial Officer. Before joining Itron, Dave was an investment banker and Managing Director at Dean Witter Reynolds Inc. and Dean Witter Realty Inc. from 1988 to 1996. Previously, he spent 15 years in the financial services industry and two years with a high technology firm. During this time, he was Vice President-Finance, and later President, of Steiner Financial Corporation and the founding President of one if its subsidiaries.

     Mima Scarpelli was promoted from Director to Vice President, Investor Relations and Corporate Communications in January 2000. She has responsibilities for all investor relations activities, employee communications, and corporate communications activities. Mima has been with Itron since 1985 and has held numerous positions in the finance and accounting area including Treasurer and Controller before assuming her present responsibilities in 1995. Prior to joining Itron, Mima was a CPA and audit manager with the Seattle office of Deloitte & Touche.

     Dennis Shepherd was named Vice President and General Manager, Energy Information Systems in January 2000. Prior to assuming his present position, he was Vice President, Commercial & Industrial Systems since July 1998. Dennis joined Itron as Vice President of Marketing and Sales of Utility Translation Systems, Inc. in March 1996, when Itron acquired UTS. Dennis worked for UTS for 11 years where he led the company's sales and marketing and product planning activities. Prior to joining UTS, Dennis was an industrial engineer and marketing representative for Westinghouse Electric Corporation.

                             EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

     The following table provides information regarding the compensation paid for services rendered to Itron in all capacities during 1999, 1998 and 1997 to
(a) our chief executive officer at December 31, 1999 (Mr. Chesser, who is no longer serving as CEO), (b) each of our four other most highly compensated executive officers during 1999 who were serving as such as of the end of the year (including Mr. Nosbaum who became CEO in March 2000), (c) a former chief executive officer, and (d) two other persons who served as executive officers during 1999, but were not serving as executive officers at December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                                      COMPENSATION
                                                                      ------------
                                               ANNUAL COMPENSATION     SECURITIES
                                               --------------------    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR    SALARY    BONUS(1)      OPTIONS#     COMPENSATION(2)
---------------------------             ----   --------   ---------   ------------   ---------------
LeRoy D. Nosbaum......................  1999   $221,981   $ 75,000           --         $  5,000
President and CEO                       1998   $212,300   $      0       60,000         $ 23,239
                                        1997   $178,833   $ 84,924       30,000         $  4,750
David G. Remington....................  1999   $265,375   $      0           --         $ 11,760
Chief Financial Officer                 1998   $265,375   $      0       70,000         $ 11,362
                                        1997   $262,990   $130,772       40,000         $ 11,000
Robert D. Neilson.....................  1999   $183,350   $ 50,000           --         $  3,886
Chief Operating Officer                 1998   $183,350   $      0       55,000         $  5,936
                                        1997   $178,833   $ 87,909       12,000         $  4,750
Russell E. Vanos(3)(4)................  1999   $234,368   $      0           --         $  5,000
Former Vice President                   1998   $260,021   $      0       60,000         $  4,800
Utility & Energy Systems                1997   $267,306   $ 49,648       10,000         $  4,750
Johnny M. Humphreys(5)................  1999   $400,487   $      0           --         $856,449
Former President and                    1998   $400,475   $      0      100,000         $ 24,505
Chief Executive Officer                 1997   $378,706   $196,409       70,000         $ 18,000
Michael J. Chesser(4).................  1999   $223,077   $125,000       10,000         $201,964
Former President and                    1998   $      0   $      0           --         $      0
Chief Executive Officer                 1997   $      0   $      0           --         $      0
S. Edward White(5)....................  1999   $289,489   $      0           --         $609,500
Chairman and Former                     1998   $289,495   $      0       80,000         $  4,800
Vice President                          1997   $210,392   $ 98,035       10,000         $ 10,000
Michael J. O'Callaghan(5).............  1999   $212,300   $      0           --         $480,131
Former Vice President                   1998   $212,300   $      0       52,000         $ 39,700
Corporate Relationships                 1997   $210,392   $101,657       12,000         $ 10,000

---------------
(1) Includes annual incentive amounts paid under the Company's Executive Compensation Plan and other special incentive bonuses.

(2) For the year ended December 31, 1999 consists of matching contributions to a 401(k) savings plan ($5,000 for Messrs. Nosbaum, Remington, Vanos, Humphreys, White, and O'Callaghan respectively and $3,231 for Mr. Chesser and $2,750 for Mr. Neilson) and matching contributions to a deferred compensation plan ($6,760, $15,224, $7,923, and $5,815 for each of Messrs. Remington, Humphreys, Chesser, and O'Callaghan, respectively). Also includes $1,136, $6,225, $4,500, and $716 of reimbursed medical and other expenses for Messrs. Neilson, Humphreys, White, and O'Callaghan, respectively. Includes $190,810 of reimbursed relocation expenses for Mr. Chesser. Includes $830,000, $600,000 and $468,600 in separation payments for Messrs. Humphreys, White and O'Callaghan, respectively.

(3) Includes $94,443, $120,096 and $130,551 paid to Mr. Vanos for commissions in 1999, 1998 and 1997 respectively.

(4) Mr. Chesser and Mr. Vanos were no longer officers of the Company at March 31, 2000.

(5) Mr. Humphreys, Mr. White and Mr. O'Callaghan were no longer officers of the Company at December 31, 1999.

OPTION GRANTS

     In October 1998, executive officers received a grant of options that were an acceleration of option grants expected to be awarded in 1999. As such, there were no option grants in 1999 for any of our executive officers for whom compensation is reported in this proxy statement with the exception of Michael
J. Chesser. Mr. Chesser received a grant of 200,000 shares in June 1999 when he joined the Company. All but 10,000 of those options were cancelled when Mr. Chesser resigned in March 2000. The 10,000 remaining options represent what Mr. Chesser would have received for his initial appointment as a director of the Company. The following table provides information regarding the options granted to Mr. Chesser during 1999.

                             OPTION GRANTS IN 1999

                                                  INDIVIDUAL GRANTS
                                ------------------------------------------------------    POTENTIAL REALIZABLE
                                                 PERCENT OF                              VALUE AT ASSUMED ANNUAL
                                 NUMBER OF     TOTAL OPTIONS                              RATES OF STOCK PRICE
                                   SHARES        GRANTED TO                              APPRECIATION FOR OPTION
                                 UNDERLYING     EMPLOYEES IN    EXERCISE                         TERM(3)
                                  OPTIONS       LAST FISCAL       PRICE     EXPIRATION   -----------------------
             NAME                GRANTED(1)       YEAR(2)       ($/SHARE)      DATE         5%           10%
             ----               ------------   --------------   ---------   ----------   ---------   -----------
Michael J. Chesser............    200,000           34.2%         $7.31       6/7/09     $919,444    $2,330,051

---------------
(1) Only 10,000 of the 200,000 options granted remain outstanding. Those options were granted on June 7, 1999 and vest on a three-year schedule, with the options becoming fully exercisable on June 7, 2002, provided the holder remains a director of Itron. The exercise price of the options is the fair market value of our common stock on the date of grant.

(2) We granted options to purchase 585,500 shares of common stock to our employees in 1999.

(3) Represents the future value of the 200,000 shares granted, assuming appreciation of 5% and 10% per year over the ten-year option period, of which only 10,000 options remain outstanding. The potential realizable value for the remaining 10,000 options was $45,972 and $116,503 at 5% and 10% stock price appreciation, respectively. The actual value realized may be greater than or less than the potential realizable values listed in the table.

OPTION EXERCISES IN 1999 AND YEAR-END OPTION VALUES

     The following table provides information regarding options exercised in 1999 and options held as of December 31, 1999 by each of our executive officers for which compensation is reported in this proxy statement.

       AGGREGATED 1999 OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                               TOTAL NUMBER OF            VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                                  SHARES                       FISCAL YEAR-END            AT FISCAL YEAR-END(1)
                                ACQUIRED ON    VALUE     ---------------------------   ---------------------------
             NAME                EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----               -----------   --------   -----------   -------------   -----------   -------------
LeRoy D. Nosbaum..............                              48,333        161,667        $12,918        $25,832
David G. Remington............                              91,667         83,333        $16,146        $32,292
Robert D. Neilson.............      125         $652       101,333         97,167        $12,918        $25,832
Russell E. Vanos..............                              62,167         56,667        $12,918        $25,832
Johnny M. Humphreys...........                              72,917         97,093        $16,146        $32,292
Michael J. Chesser............                                  --        200,000        $    --        $    --
S. Edward White...............                              29,167         60,833        $16,146        $32,292
Michael J. O'Callaghan........                              77,959         43,541        $12,918        $25,832

---------------
(1) Calculated based on a price of $6.13 per share (the closing price of our common stock on December 31, 1999, as reported by the "Nasdaq" National Market), less the exercise price.

CHANGE OF CONTROL AGREEMENTS

     We have entered into change-of-control agreements with our executive officers to provide compensation and benefits in the event of a change of control of Itron. Under these agreements, our executive officers have agreed to remain employed by Itron on an annual basis and are compensated by an annual salary and bonus as determined by the compensation committee of our board of directors. If we terminate the employment relationship other than for cause or if the executive officer terminates his or her employment for good reason within a specified period following a change of control, (the "Change of Control Period," which is three years for Mr. Remington and Mr. Fairbanks, was three years for Mr. Humphreys and Mr. White, and is two years or one year for other executive officers), the executive officer will receive any salary or bonus due to the executive officer, group insurance benefits and severance pay equal to the executive's annual base salary and bonus for the fiscal year in which the termination occurs, multiplied by the Change of Control Period. Severance amounts are partially offset if the executive officer realizes a benefit from the acceleration of stock options in connection with the change of control. The executive officer will also receive a bonus equal to his or her annual salary plus annual bonus if his or her employment continues for a full one-year period following a change of control.

EMPLOYMENT AGREEMENTS

     Michael J. Chesser, our President and Chief Executive Officer from June 7, 1999 until his resignation on March 7, 2000, was party to an employment contract with us at the end of the 1999 fiscal year. This agreement provided for an initial base salary of $400,000, with annual increases to be made at the discretion of the board or the compensation committee. The agreement also provided for annual incentive bonus payments and for reimbursement of Mr. Chesser's relocation expenses. The agreement was terminable by either party under certain conditions. Upon termination of the agreement by Itron, we would have been required to pay Mr. Chesser an amount equal to 24 months of his then-current annual base salary. Under the agreement, we granted Mr. Chesser options to purchase 200,000 shares of our common stock at the fair market value of our common stock on the date he commenced employment with the company. These options were scheduled to vest annually over a three-year period commencing one year after grant. The agreement contained vesting acceleration clauses in the event of a change of control of the company. In accordance with the provisions of Mr. Chesser's employment agreement, we paid Mr. Chesser his unpaid annual base salary which had accrued for services already performed as of the date of his resignation, March 7, 2000, as well as $125,000 in incentive compensation earned by Mr. Chesser in 1999.

     Johnny M. Humphreys, our former president and chief executive officer, was a party to an employment agreement with us. At the time of his resignation, we entered into a separation agreement with Mr. Humphreys (described under "Separation Agreements" below) which superceded the provisions of his employment agreement.

     David G. Remington, our vice president and chief financial officer since February 1996, is party to an employment agreement with us. This agreement provides for an initial base salary of $250,000, which may be increased annually by our chief executive officer, subject to the approval of the compensation committee. The agreement also provides for annual incentive bonus payments to the extent they are earned in accordance with the Company's executive incentive compensation plan. The agreement may be terminated by either party under certain conditions. If we terminate the agreement other than for cause, we are required to pay Mr. Remington an amount equal to his then-current annual base salary. Under the agreement, we granted Mr. Remington options to purchase 45,000 shares of our common stock at the fair market value of our common stock on the date of the grant. These options are now fully vested. The agreement contains vesting acceleration clauses for termination, death or disability.

SEPARATION AGREEMENTS

     On January 6, 2000, we entered into a separation agreement and general release with Johnny Humphreys. Pursuant to that agreement, Mr. Humphreys will have no duties or obligations other than to perform advisory services on an as-needed basis until his employment relationship with the company terminates on December 31, 2001. Under the terms of the agreement, Mr. Humphreys will receive no wages after December 31, 1999 but instead received a lump-sum payment of $830,000 in January 2000. Mr. Humphreys' options will continue to vest in accordance with his option agreements and all of his options will terminate on January 1, 2005. All unexercised shares shall be deemed to be nonqualified stock options as of the date of the separation agreement.

     On December 30, 1999, we entered into a separation agreement and general release with Stuart Edward White. Pursuant to that agreement, Mr. White will remain on the company payroll but will have no duties or obligations other than to provide consulting services on a fairly active basis until his employment relationship with the Company terminates on December 31, 2001. Under the terms of the agreement, Mr. White will receive no wages after December 31, 1999 but instead received a lump sum payment of $600,000 in January 2000. Mr. White's options will continue to vest in accordance with his option agreements, and all of his options will terminate on January 1, 2005. All unexercised shares shall be deemed to be nonqualified stock options as of the date of the separation agreement. Mr. White was appointed chairman of our board effective March 7, 2000.

     On January 12, 2000, we entered into a separation agreement and general release with Michael J. O'Callaghan. Pursuant to that agreement, Mr. O'Callaghan will remain on the company payroll but will have no duties or obligations other than to perform advisory services on an as-needed basis until his employment relationship with the Company terminates on June 30, 2001. Under the terms of the agreement, Mr. O'Callaghan will receive no wages after December 31, 1999 but instead received a lump sum payment of $468,600 in January 2000. Mr. O'Callaghan's options will continue to vest in accordance with his option agreements, and all of his options will terminate on January 1, 2005. All unexercised shares were deemed to be nonqualified stock options as of the date of the separation agreement. The Company also agreed to reimburse Mr. O'Callaghan's reasonable expenses for transition out of his position at the company, up to an aggregate amount of $20,000.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation committee of our board of directors (the "Committee") annually reviews and recommends to the full board the compensation levels for our executive officers. The Committee is comprised of board members who are not employees of Itron.

     The Committee's primary objective in establishing compensation opportunities for our executive officers is to support our goal of maximizing the value of our shareholders' interests in Itron. To achieve this objective, the Committee believes it is critical to:

     - Pay competitively to attract, retain and motivate a highly competent executive team;

     - Provide incentive opportunities that link corporate performance and executive pay and pay executives competitive levels of incentive compensation when corporate financial performance expectations are achieved; and

     - Align executives' financial interests with the creation of shareholder value by providing long-term incentives in the form of options to acquire common stock and, assuming shareholder approval of the 2000 Plan, performance-based restricted stock.

     The Committee makes recommendations to the board regarding our executive compensation plans, which promote the objectives detailed above. The Committee periodically engages outside consultants to determine approximate compensation levels among executives in comparable jobs in comparable high-tech companies. The Committee believes that our current compensation plans support our business mission and contribute to our financial success.

     Section 162(m) of the Internal Revenue Code limits the tax deduction available to public companies for compensation paid to individual executive officers to $1 million in any taxable year, unless certain performance, disclosure and shareholder approval requirements are met. Under Section 162(m), however, compensation above $1,000,000 may be deducted if it is "performance-based compensation" within the meaning of the Code. When consistent with our compensation philosophy, the Committee intends to structure our compensation program so that compensation expense is deductible by Itron for tax purposes.

  Base Salary

     The Committee annually reviews each executive officer's base salary. The factors that the Committee considers in making recommendations regarding base salary include levels of pay among executives in similar jobs within similar high-tech companies, level of responsibility, prior experience, breadth of knowledge, company performance and job performance. The Committee targets base salaries at the 50-75th percentile of the market. The market is defined as similar high-tech companies, nationwide, the annual revenues of which are approximately $250 million and that have similar executive-level jobs, which the Committee believes is a highly competitive job market. These companies are not necessarily the same as the companies included in our peer reference group used in the performance graph. In general, for 2000, base salaries for the executive officers are near the 50th percentile of the market.

     During 1999, Mr. Chesser's compensation was paid in accordance with the terms of his employment agreement (see previous discussion under "Employment Agreements"). With respect to our current chief executive officer's compensation, in March 2000 the Committee determined that a $350,000 base salary for Mr. Nosbaum was appropriate and consistent with the Company's overall salary plan. The Committee believes that it is important that Mr. Nosbaum's base salary be competitive with those of other chief executive officers with similar responsibilities and broad leadership experience in the market defined. The Committee recognizes and highly values Mr. Nosbaum's visionary leadership, breadth of knowledge, and business and utility experience, all of which have contributed significantly to the long-term success of the Company.

  Executive Incentive Compensation Plan ("EIC Plan")

     The EIC plan provides the opportunity for our executive officers to earn both annual and long-term incentives in addition to their base salaries. The Committee believes that having as much as or more than 50% of an executive officer's total compensation at risk fosters achievement of our short-term and long-term financial performance goals.

     Annual Incentives: Each year, the compensation committee establishes annual financial goals that relate to one or more indicators of corporate financial performance and targets amounts as a specified percentage of the executive officer's salary. For 1999, these percentages ranged from 42% to 60% of base salary. Incentive awards, which are made in cash, are paid to participating executives under the EIC Plan only when the established financial goals are achieved. For 1999, depending on the extent to which corporate goals were achieved, an executive officer was entitled to receive from zero to 200% of the targeted award. Targets are established for the chief executive officer in the same manner as for other officers. For 1999, the annual incentive award opportunity was contingent upon attaining an established level of net profit after tax. This goal was not achieved during 1999, so no incentive compensation was earned. The Board did approve special cash incentive payments to certain executive officers for recognition of their efforts and contributions in connection with the Company's strategic planning and restructuring initiatives. Our annual incentive payments and any special incentive payments are included in the Summary Compensation Table under the column entitled "Bonus."

     Long-Term Incentives: In 1999, our long-term incentives consisted of stock options. The number of stock options granted is determined by the recipient's position and amount of options currently held, and is intended to recognize different levels of responsibility. All options are granted with an option exercise price equal to the fair market value of our common stock on the date of grant. This closely links a significant portion of executive compensation to benefits produced for all shareholders. The Committee approved normal stock option grants for key employees, including executive officers, based on the above criteria during its regular meeting on May 4, 1999. In addition, on June 7, 1999, options were granted to Mr. Chesser in accordance with his employment agreement. These options are shown in the "Option Grants in 1999" table in this proxy statement.

     In 2000, assuming shareholder approval of the 2000 Plan, the committee intends to implement economic value-added (EVA) performance targets in any awards of restricted stock that the company makes to executives.

                     Members of the compensation committee
              Michael B. Bracy   Mary Ann Peters   Paul A. Redmond

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total return to shareholders on our common stock with the cumulative total return of the "Nasdaq" U.S. Stock Market and our peer group for the period beginning December 31, 1994 and ending December 31, 1999, the end of our latest fiscal year.
                               PERFORMANCE GRAPH

                                                           Itron, Inc.          Nasdaq U.S. Stock Market
31-Dec-94                                                          100                               100
31-Dec-95                                                          163                               157
31-Dec-96                                                           86                               211
31-Dec-97                                                           87                               255
31-Dec-98                                                           35                               553
31-Dec-99                                                           30                              1163

                                                           Peer Group
31-Dec-94                                                         100
31-Dec-95                                                         137
31-Dec-96                                                          86
31-Dec-97                                                         107
31-Dec-98                                                         100
31-Dec-99                                                         398

     Our peer group is comprised of companies that provide data collection, analysis and management solutions, including wireless, wired and handheld technologies. The investment community and others use many of these companies for comparative purposes, and we have selected this combination to best represent our unique mix of products and services. The peer group includes the following companies: Aerial Communications, Inc., CellNet Data Systems, Inc., Corsair Communications, Kronos, Inc., LCC International, Inc., Lightbridge, Inc., Metrocall, Inc., Metricom, Inc., PageMart Wireless, Inc., Tekelec, Telxon Corp., T-Netix, Inc., and Trimble Navigations, Ltd.

     The above presentation assumes $100 invested on December 31, 1994 in the common stock of Itron, our peer group, and the "Nasdaq" U.S. Stock Market, with all dividends reinvested. With respect to companies in our peer group, the returns of each such company have been weighted to reflect relative stock market capitalization. The stock prices shown above for our common stock are historical and not necessarily indicative of future price performance.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. SEC regulations require our officers, directors and greater-than-10% shareholders to give us copies of all Section 16(a) forms they file.

     Based solely on our review of the copies of these forms we have received, or written representations from reporting persons that no such forms were required for those persons, we believe that during 1999 all of our officers, directors and greater-than-10% beneficial owners complied with all applicable filing requirements except for one Form 4, which was inadvertently filed late by Dennis A. Shepherd.

                        SECURITY OWNERSHIP OF PRINCIPAL
                          SHAREHOLDERS AND MANAGEMENT

     The following table provides information with respect to the beneficial ownership of our common stock as of March 31, 2000 by

     - each of our directors;

     - each of our current and former executive officers for whom compensation is reported in this proxy statement;

     - each person that we know beneficially owns more than 5% of our common stock; and

     - all of our directors and executive officers as of March 31, 2000 as a group.

     The percentage ownership data is based on 15,068,157 shares of our common stock outstanding as of March 31, 2000. Under SEC rules, beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days are deemed outstanding for computing the number of shares and the percentage ownership of the person holding the option, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as otherwise noted, we believe that the beneficial owners of the shares of common stock listed below have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws.

                                                           SHARES BENEFICIALLY
                                                                  OWNED
                                                           --------------------
                          NAME                              NUMBER      PERCENT
                          ----                             ---------    -------
DIRECTORS AND EXECUTIVE OFFICERS:
LeRoy D. Nosbaum(1)......................................     70,170         *
Robert D. Neilson(2).....................................    121,655         *
David G. Remington(3)....................................    113,436         *
S. Edward White(4).......................................    555,266      3.68%
Michael B. Bracy(5)......................................     47,000         *
Michael J. Chesser(6)....................................     25,527         *
Ted C. DeMerritt(7)......................................     28,150         *
Jon E. Eliassen(8).......................................     31,000         *
Mary Ann Peters(9).......................................     24,000         *
Paul A. Redmond(10)......................................     34,000         *
Graham M. Wilson(11).....................................     27,000         *
Johnny M. Humphreys(12)..................................    289,486      1.91%
Michael J. O'Callaghan(13)...............................     85,934         *
Russell E. Vanos(14).....................................     63,691         *
All directors and executive officers as a group (18
  persons)(15)...........................................  1,161,670      7.44%

GREATER-THAN-5% SHAREHOLDERS:
Kopp Investment Advisors, Inc.(16).......................  3,024,852     20.07%
  7701 France Ave. So., Suite 500 Edina, MN 55435
Reliant Energy(17).......................................  1,502,547      9.97%
  P.O. Box 2628 Houston, TX 77252
Franklin Resources Inc.(18)..............................  1,232,500      8.18%
  777 Mariners Island Blvd San Mateo, CA 94404
The TCW Group, Inc.(19)..................................    966,300      6.41%
  865 South Figueroa Street Los Angeles, CA 90017

---------------
  *  Less than 1%.

 (1) Includes 60,833 shares issuable on exercise of outstanding options exercisable by Mr. Nosbaum within 60 days at a weighted average exercise price of $15.82 per share. Also includes 1,137 shares of common stock held for Mr. Nosbaum's individual account under our 401(k) employee savings plan.

 (2) Includes 108,083 shares issuable on exercise of outstanding options exercisable by Mr. Neilson within 60 days at a weighted average exercise price of $15.32 per share. Also includes 3,103 shares of common stock held for Mr. Neilson's individual account under our 401(k) employee savings plan, and 9,189 shares held by Mr. Neilson's wife.

 (3) Includes 101,667 shares issuable on exercise of outstanding options exercisable by Mr. Remington within 60 days, at a weighted average exercise price of $16.62 per share. Also includes 1,050 shares of common stock held for Mr. Remington's individual account under our 401(k) employee savings plan and 4,219 shares of common stock issuable on conversion of $100,000 of Itron's convertible subordinated debentures owned by Mr. Remington.

 (4) Includes 39,167 shares issuable on exercise of outstanding options exercisable by Mr. White within 60 days, at a weighted average exercise price of $12.10 per share. Also includes 1,099 shares of common stock held for Mr. White's individual account under our 401(k) employee savings plan.

 (5) Includes 27,000 shares issuable on exercise of outstanding options exercisable by Mr. Bracy within 60 days, at a weighted average exercise price of $20.41 per share.

 (6) Includes 10,000 shares issuable on exercise of outstanding options exercisable by Mr. Chesser within 60 days at a weighted average exercise price of $7.31 per share. Also includes 527 shares of common stock held for Mr. Chesser's individual account under our 401(k) employee savings plan.

 (7) Includes 26,000 shares issuable on exercise of outstanding options exercisable by Mr. DeMerritt within 60 days, at a weighted average exercise price of $20.62 per share.

 (8) Includes 26,000 shares issuable on exercise of outstanding options exercisable by Mr. Eliassen within 60 days, at a weighted average exercise price of $20.68 per share. Excludes 291,788 shares held by Avista Corporation, as to which Mr. Eliassen disclaims beneficial ownership. Mr. Eliassen is an officer of Avista.

 (9) Includes 24,000 shares issuable on exercise of outstanding options exercisable by Ms. Peters within 60 days, at a weighted average exercise price of $20.92 per share.

(10) Includes 27,000 shares issuable on exercise of outstanding options exercisable by Mr. Redmond within 60 days, at a weighted average exercise price of $20.41 per share.

(11) Includes 27,000 shares issuable on exercise of outstanding options exercisable by Mr. Wilson within 60 days, at a weighted average exercise price of $20.41 per share. Excludes 608,340 shares held by Centra Gas Inc., as to which Mr. Wilson disclaims beneficial ownership. Mr. Wilson is a director of Centra Gas.

(12) Includes 94,167 shares issuable on exercise of outstanding options exercisable by Mr. Humphreys within 60 days, at a weighted average exercise price of $17.09 per share. Also includes 3,658 shares of common stock held for Mr. Humphreys' individual account under our 401(k) employee savings plan. Also includes 600 shares held by Mr. Humphreys as custodian under UGMA for his grandchildren.

(13) Includes 83,959 shares issuable on exercise of outstanding options exercisable by Mr. O'Callaghan within 60 days, at a weighted average exercise price of $13.91 per share. Also includes 1,975 shares of common stock held for Mr. O'Callaghan's individual account under our 401(k) employee savings plan

(14) Includes 60,083 shares issuable on exercise of outstanding options exercisable by Mr. Vanos within 60 days at a weighted average exercise price of $20.74 per share. Also includes 3,576 shares of common stock held for Mr. Vanos's individual account under our 401(k) employee savings plan.

(15) Includes 540,683 shares issuable on exercise of outstanding options that are held by executive officers and are exercisable within 60 days. Also includes 16,687 shares of common stock held for such officers' individual accounts under our 401(k) employee savings plan, 46 shares held for such officers' individual accounts under our employee stock ownership plan, and 4,219 shares of common stock issuable on conversion of $100,000 of Itron's convertible subordinated debentures.

(16) Information is based on a Schedule 13D dated filed with the SEC on January 20, 2000 by Kopp Investment Advisors, Inc. and LeRoy Kopp. This filing indicates that Kopp Investment Advisors, Inc. has shared investment discretion over 2,207,852 of these shares, has sole investment discretion over 590,000 of these shares, and has sole voting power over 996,500 of these shares. In addition, the filing indicates that Mr. Kopp has sole investment and voting power over 227,000 of these shares.

(17) Information is based on a Schedule 13G filed with the SEC on March 9, 1999 by Houston Industries Incorporated (d/b/a Reliant Energy, Incorporated), Reliant Energy Resources Corp. (formerly NorAm Energy Corp.) and Arkla Finance Corporation. This filing indicates that these three entities share investment and voting power over these shares.

(18) Information is based on a Schedule 13G filed with the SEC on January 25, 2000, by Franklin Resources, Inc., Franklin Advisers, Inc., Charles B. Johnson and Rupert H. Johnson, Jr.

(19) Information is based on a Schedule 13G filed with the SEC on February 14, 2000, by the TCW Group, Inc. and Robert Day.

                           RELATED-PARTY TRANSACTIONS

     In July 1995, we purchased our principal office and manufacturing facilities in Spokane, Washington, from Pentzer Development Corporation, a subsidiary of Avista Corporation, for $8 million. A member of our board of directors is an employee of Avista Corporation. We have a long-term note for $5.6 million payable to Avista, related to the purchase. The note bears interest at a rate of 9%, and monthly payments of principal and interest are due through maturity in August 2015.

     In May 1996, we purchased an additional facility from Pentzer Development Corporation for some of our manufacturing and engineering operations. We paid $210,000 of the total purchase price at closing, with the remaining $840,000 due under a note payable. The note payable bears interest at 8.5% through maturity on June 1, 2019, with principal and interest payments due through that date.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

     A copy of our 1999 Annual Report to Shareholders, which includes our financial statements, accompanies this proxy statement. We have filed with the SEC our annual report on Form 10-K for the fiscal year ended December 31, 1999. Shareholders who did not receive a copy of the Annual Report to Shareholders or would like to obtain a copy of the Form 10-K may obtain a copy without charge by contacting Investor Relations at our principal executive offices.

                             SHAREHOLDER PROPOSALS

     Under the SEC's proxy rules, shareholder proposals that meet specified conditions may be included in our proxy statement and proxy for the 2001 annual meeting. Shareholders that intend to present a proposal at our 2001 annual meeting must give us notice of the proposal not later than January 16, 2001 for the proposal to be considered for inclusion in our proxy materials for that meeting. In addition, shareholders desiring to bring proposals before the annual meeting that will not be included in the proxy materials must do so in accordance with the advance notice provisions and other applicable requirements set forth in our bylaws. Our bylaws provide, among other things, that notice of the proposed business must be received by Itron at least 90 days prior to the anniversary date of the prior year's annual meeting. Accordingly, shareholders who intend to present proposals at the 2001 annual meeting that will not be included in our proxy materials must provide to our Corporate Secretary written notice of the business they wish to propose no later than March 30, 2001. However, our timely receipt of a proposal by a qualified shareholder will not guarantee the proposal's inclusion in our proxy materials or presentation at the 2001 annual meeting, because there are other requirements in the proxy rules. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with all applicable requirements of the SEC's proxy rules, state law and our bylaws.

     Shareholder proposals should be directed to our Corporate Secretary, Itron, Inc., P.O. Box 15288, Spokane, Washington 99215-5288.

                              INDEPENDENT AUDITORS

     Deloitte & Touche LLP has audited our books and records for the fiscal years ended December 31, 1997, 1998 and 1999. We anticipate that representatives of Deloitte & Touche LLP will be present at the annual meeting. The representatives will have the opportunity to make a statement, if they so desire, and are expected to be available to respond to appropriate questions from shareholders.

                                 OTHER BUSINESS

     We do not intend to present any business at the annual meeting other than the matters described in the accompanying Notice of Annual Meeting of Shareholders, and we have no present knowledge that any other person intends to present business at the meeting. If other matters requiring the vote of the shareholders properly come before the annual meeting or any adjournment or postponement of the meeting, however, the persons named in the accompanying proxy will have discretionary authority to vote the proxies held by them in accordance with their judgment as to those matters.

                                                                      APPENDIX A

                                  ITRON, INC.

                     2000 STOCK INCENTIVE COMPENSATION PLAN

SECTION 1. PURPOSE

     The purpose of the ITRON, INC. 2000 Stock Incentive Compensation Plan (the "Plan") is to enhance the long-term shareholder value of ITRON, INC., a Washington corporation (the "Company"), by offering opportunities to selected persons to participate in the Company's growth and success, and to encourage them to remain in the service of the Company and its Related Corporations (as defined in Section 2) and to acquire and maintain stock ownership in the Company.

SECTION 2. DEFINITIONS

     For purposes of the Plan, the following terms shall be defined as set forth below:

     "AWARD" means an award or grant made pursuant to the Plan, including, without limitation, awards or grants of Stock Awards and Options, or any combination of the foregoing.

     "BOARD" means the Board of Directors of the Company.

     "CAUSE" means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     "COMMON STOCK" means the common stock, par value $0.01 per share, of the Company.

     "CORPORATE TRANSACTION" has the meaning set forth in Section 12.3.1.

     "DISABILITY," unless otherwise defined by the Plan Administrator, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable, in the opinion of the Company, to perform his or her duties for the Company or a Related Corporation and to be engaged in any substantial gainful activity.

     "EFFECTIVE DATE" has the meaning set forth in Section 17.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "FAIR MARKET VALUE" shall be as established in good faith by the Plan Administrator or (a) if the Common Stock is listed on the Nasdaq National Market, the closing sales price for the Common Stock as reported by the Nasdaq National Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the closing sales price for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

     "GRANT DATE" means the date on which the Plan Administrator completes the corporate action relating to the grant of an Award and all conditions precedent to the grant have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

     "INCENTIVE STOCK OPTION" means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

     "NONQUALIFIED STOCK OPTION" means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

     "OPTION" means the right to purchase Common Stock granted under Section 7.

     "OPTION TERM" has the meaning set forth in Section 7.3.

     "PARENT," except as otherwise provided in Section 8.3 in connection with Incentive Stock Options, means any entity, whether now or hereafter existing, that directly or indirectly controls the Company.

     "PARTICIPANT" means (a) the person to whom an Award is granted; (b) for a Participant who has died, the personal representative of the Participant's estate, the person(s) to whom the Participant's rights under the Award have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 11; or (c) the person(s) to whom an Award has been transferred in accordance with Section 11.

     "PLAN ADMINISTRATOR" means the Board or any committee or committees designated by the Board or any person to whom the Board has delegated authority to administer the Plan under Section 3.1.

     "RELATED CORPORATION" means any Parent or Subsidiary of the Company.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "STOCK AWARD" means shares of Common Stock or units denominated in Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.

     "SUBSIDIARY," except as otherwise provided in Section 8.3 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company.

     "SUCCESSOR CORPORATION" has the meaning set forth in Section 12.3.

     "TERMINATION DATE" has the meaning set forth in Section 7.6.

SECTION 3. ADMINISTRATION

  3.1 Plan Administrator

     The Plan shall be administered by the Board and/or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board (a "Plan Administrator"). If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the members of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Code and (b) "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, the Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board may authorize one or more senior executive officers of the Company to grant Awards to designated classes of eligible persons, within the limits specifically prescribed by the Board.

  3.2 Administration and Interpretation by Plan Administrator

     Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and the terms of any instrument evidencing the Award and may from time to time adopt and change rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the

Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's officers as it so determines.

SECTION 4. STOCK SUBJECT TO THE PLAN

  4.1 Authorized Number of Shares

     Subject to adjustment from time to time as provided in Section 12.1, the number of shares of Common Stock that shall be available for issuance under the Plan shall be 1,800,000.

     In addition, (a) any authorized shares not issued or subject to outstanding awards under the Company's 1989 Stock Option Plan (the "Prior Plan") on the Effective Date and (b) any shares subject to outstanding awards under the Prior Plan on the Effective Date that cease to be subject to such awards (other than by reason of exercise or payment of the awards to the extent they are exercised for or settled in shares), up to an aggregate maximum of 25,000 shares, which shares shall cease, as of the date of shareholder approval of the Plan, to be available be available for grant and issuance under the Prior Plan, but shall be available for issuance under the Plan.

     Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company.

  4.2 Limitations

     (a) Subject to adjustment from time to time as provided in Section 12.1, not more than an aggregate of 400,000 shares shall be available for issuance pursuant to grants of Stock Awards under the Plan.

     (b) Subject to adjustment from time to time as provided in Section 12.1, not more than 300,000 shares of Common Stock may be made subject to Awards under the Plan to any individual in the aggregate in any one fiscal year of the Company, except that the Company may make additional one-time grants of up to 600,000 shares to newly hired individuals, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

  4.3 Reuse of Shares

     Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in vested and nonforfeitable shares) shall again be available for issuance in connection with future grants of Awards under the Plan; provided, however, that for purposes of
Section 4.2, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

SECTION 5. ELIGIBILITY

     Awards may be granted under the Plan to those officers, directors and employees of the Company and its Related Corporations as the Plan Administrator from time to time selects. Awards may also be made to consultants, agents, advisors and independent contractors who provide services to the Company and its Related Corporations; provided, however, that such Participants render bona fide services that are not in connection with the offer and sale of the Company's securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

SECTION 6. AWARDS

  6.1 Form and Grant of Awards

     The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options and Stock Awards. Awards may be granted singly or in combination.

  6.2 Settlement of Awards

     The Company may settle Awards through the delivery of shares of Common Stock, cash payments, the granting of replacement Awards or any combination thereof as the Plan Administrator shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine. The Plan Administrator may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents. The Plan Administrator may at any time offer to buy out, for a payment in cash or Common Stock, an Award previously granted based on such terms and conditions as the Plan Administrator shall establish and communicate to the Participant at the time such offer is made.

  6.3 Acquired Company Awards

     Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities ("Acquired Entities") (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or stock, reorganization or liquidation (the "Acquisition Transaction"). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

SECTION 7. AWARDS OF OPTIONS

  7.1 Grant of Options

     The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

  7.2 Option Exercise Price

     The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Incentive Stock Options and not less than 85% of the Fair Market Value of the Common Stock on the Grant Date with respect to Nonqualified Stock Options. For Incentive Stock Options granted to a more than 10% shareholder, the Option exercise price shall be as specified in Section 8.2.

  7.3 Term of Options

     The term of each Option (the "Option Term") shall be as established by the Plan Administrator or, if not so established, shall be ten years from the Grant Date. For Incentive Stock Options, the maximum Option Term shall be as specified in Sections 8.2 and 8.4.

  7.4 Exercise of Options

     The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

   PERIOD OF PARTICIPANT'S CONTINUOUS
EMPLOYMENT OR SERVICE WITH THE COMPANY OR
ITS RELATED CORPORATIONS FROM THE OPTION        PERCENT OF TOTAL OPTION
               GRANT DATE                   THAT IS VESTED AND EXERCISABLE
-----------------------------------------   ------------------------------
            After 1 year                                  25%
            After 2 years                                 50%
            After 3 years                                 75%
            After 4 years                                100%

     The Plan Administrator may adjust the vesting schedule of an Option held by a Participant who works less than "full-time" as that term is defined by the Plan Administrator.

     To the extent that an Option has vested and become exercisable, the Option may be exercised from time to time by delivery to the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Plan Administrator, accompanied by payment in full as described in Section 7.5. An Option may not be exercised for less than a reasonable number of shares at any one time, as determined by the Plan Administrator.

  7.5 Payment of Exercise Price

     The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, in any combination of

          (a) cash or check;

          (b) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock already owned by the Participant for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price;

          (c) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board; or

          (d) such other consideration as the Plan Administrator may permit.

     In addition, to assist a Participant (including a Participant who is an officer or a director of the Company) in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (i) the payment by a Participant of a full-recourse promissory note, (ii) the payment by the Participant of the purchase price, if any, of the Common Stock in installments, or (iii) the guarantee by the Company of a full-recourse loan obtained by the Participant from a third party. Subject to the foregoing, the Plan Administrator shall in its sole discretion specify the terms of any loans, installment payments or loan guarantees, including the interest rate and terms of and security for repayment.

  7.6 Post-Termination Exercises

     The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, if a Participant ceases to be employed by, or to provide services to, the Company or its Related Corporations, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

          (a) Any portion of an Option that is not vested and exercisable on the date of termination of the Participant's employment or service relationship (the "Termination Date") shall expire on such date.

          (b) Any portion of an Option that is vested and exercisable on the Termination Date shall expire upon the earliest to occur of

             (i) the last day of the Option Term;

             (ii) if the Participant's Termination Date occurs for reasons other than Cause, death or Disability, the three-month anniversary of such Termination Date; and

             (iii) if the Participant's Termination Date occurs by reason of Disability or death, the one-year anniversary of such Termination Date.

     Notwithstanding the foregoing, if the Participant dies after the Termination Date while the Option is otherwise exercisable, the portion of the Option that is vested and exercisable on such Termination Date shall expire upon the earlier to occur of (y) the last day of the Option Term and (z) the first anniversary of the date of death, unless the Plan Administrator determines otherwise.

     Also notwithstanding the foregoing, in case of termination of the Participant's employment or service relationship for Cause, the Option shall automatically expire upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant's employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant's rights under any Option likewise shall be suspended during the period of investigation.

     A Participant's transfer of employment or service relationship between or among the Company and its Related Corporations, or a change in status from an employee to a consultant, agent, advisor or independent contractor, shall not be considered a termination of employment or service relationship for purposes of this Section 7. The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

     To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

  8.1 Dollar Limitation

     To the extent the aggregate Fair Market Value (determined as of the Grant
Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

  8.2 More Than 10% Stockholders

     If an individual owns more than 10% of the total voting power of all classes of the Company's stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option Term shall not exceed five years. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

  8.3 Eligible Employees

     Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of
Section 422 of the Code.

  8.4 Term

     Subject to Section 8.2, the Option Term shall not exceed ten years.

  8.5 Exercisability

     An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the Termination Date for reasons other than death or Disability, (b) more than one year after the Termination Date by reason of Disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant's reemployment rights are guaranteed by statute or contract.

     For purposes of this Section 8.5, Disability shall mean "disability" as that term is defined for purposes of Section 422 of the Code.

  8.6 Taxation of Incentive Stock Options

     In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year from the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

  8.7 Promissory Notes

     The amount of any promissory note delivered pursuant to Section 7.5 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator, but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

SECTION 9. STOCK AWARDS

  9.1 Grant of Stock Awards

     The Plan Administrator is authorized to make Awards of Common Stock or Awards denominated in units of Common Stock on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with the Company or the achievement of performance goals related to Iprofits, profit growth, profit-related return ratios, cash flow or total shareholder returnJ, where such goals may be stated in absolute terms or relative to comparison companies), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of the Stock Award shall occur by reason of termination of the Participant's employment or service relationship.

  9.2 Issuance of Shares

     Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Participant's release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Participant or, in the case of the Participant's death, to the personal representative of the Participant's estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

  9.3 Waiver of Restrictions

     Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Stock Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate; provided, however, that the Plan Administrator may not adjust performance goals for any Stock Award intended to be exempt under Section 162(m) of the Code for the year in which the Stock Award is settled in such a manner as would increase the amount of compensation otherwise payable to a Participant.

SECTION 10. WITHHOLDING

     The Company may require the Participant to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, vesting or exercise of any Award. Subject to the Plan and applicable law, the Plan Administrator may, in its sole discretion, permit the Participant to satisfy withholding obligations, in whole or in part, (a) by paying cash, (b) by electing to have the Company withhold shares of Common Stock (up to the minimum required federal tax withholding rate) or (c) by transferring to the Company shares of Common Stock (already owned by the Participant for the period necessary to avoid a charge to the Company's earnings for financial reporting purposes), in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any Award or any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from the Company to the Participant an amount equal to such taxes.

SECTION 11. ASSIGNABILITY

     Awards granted under the Plan and any interest therein may not be assigned, pledged or transferred by the Participant and may not be made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, and, during the Participant's lifetime, such Awards may be exercised only by the Participant. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Participant to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Participant's death; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

SECTION 12. ADJUSTMENTS

  12.1 Adjustment of Shares

     In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth in Section 4.1 and the maximum number and kind of securities that may be made subject to Stock Awards and to Awards to any individual as set forth in Section 4.2, and (ii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a dissolution or liquidation of the Company or a Corporate Transaction shall not be governed by this Section 12.1 but shall be governed by Sections 12.2 and 12.3, respectively.

  12.2 Dissolution or Liquidation

     In the event of the proposed dissolution or liquidation of the Company, the Plan Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Plan Administrator in its discretion may permit a Participant to exercise an Option until ten days prior to such transaction with respect to all vested and exercisable shares of Common Stock covered thereby and with respect to such number of unvested shares as the Plan Administrator shall determine. In addition, the Plan Administrator may provide that any forfeiture provision or Company repurchase option applicable to any Award shall lapse as to such number of shares as the Plan Administrator shall determine, contingent upon the occurrence of the proposed dissolution or liquidation at the time and in the manner contemplated. To the extent an Option has not been previously exercised, the Option shall terminate automatically immediately prior to the consummation of the proposed action. To the extent a forfeiture provision applicable to a Stock Award has not been waived by the Plan Administrator, the Stock Award shall be forfeited automatically immediately prior to the consummation of the proposed action.

  12.3 Corporate Transaction

     12.3.1 Definition

     "CORPORATE TRANSACTION" means any of the following events:

          (a) Consummation of any merger or consolidation of the Company with or into another corporation;

          (b) Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all the Company's outstanding securities or substantially all the Company's assets other than a transfer of the Company's assets to a majority-owned subsidiary corporation (as defined in Section 8.3) of the Company; or

          (c) Acquisition by a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date of adoption of the Plan) of the Exchange Act of a majority or more of the Company's outstanding voting securities (whether directly or indirectly, beneficially or of record). Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) under the Exchange Act.

     "RELATED PARTY TRANSACTION" means (i) a merger of the Company in which the holders of shares of Common Stock immediately prior to the merger hold at least a majority of the shares of Common Stock in the surviving corporation or parent thereof immediately after the merger, (ii) a mere reincorporation of the Company or (iii) a transaction undertaken for the sole purpose of creating a holding company.

     12.3.2 Options

     In the event of a Corporate Transaction, except as otherwise provided in the instrument evidencing the Award, each outstanding Option shall be assumed, continued or an equivalent option or right substituted by the surviving corporation, the successor corporation or its parent corporation, as applicable, (the "Successor Corporation"). If the Corporate Transaction is not a Related Party Transaction, upon consummation of the Corporate Transaction the assumed or substituted options shall automatically become fully vested and exercisable whether or not the vesting requirements set forth in the applicable option agreement have been satisfied; provided, that such acceleration will not occur if, in the opinion of the Company's outside accountants, such acceleration would render unavailable "pooling of interests" accounting treatment for any Corporate Transaction for which pooling of interests accounting treatment is sought by the Company. If the

Corporate Transaction is a Related Party Transaction, the vesting schedule set forth in the instrument evidencing the Option shall continue to apply to the assumed or substituted options.

     In the event that the Successor Corporation refuses to assume or substitute for the Option, the Participant shall fully vest in and have the right to exercise the Option as to all of the shares of Common Stock subject thereto, including shares as to which the Option would not otherwise be vested or exercisable. If an Option will become fully vested and exercisable in lieu of assumption or substitution in the event of a Corporate Transaction, the Plan Administrator shall notify the Participant in writing or electronically that the Option shall be fully vested and exercisable for a specified time period after the date of such notice, and the Option shall terminate upon the expiration of such period, in each case conditioned on the consummation of the Corporate Transaction. For the purposes of this Section 12.3, the Option shall be considered assumed if, following the Corporate Transaction, the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Option, immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the Successor Corporation, the Plan Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction. All Options shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the Successor Corporation.

     12.3.3 Stock Awards

     In the event of a Corporate Transaction, except as otherwise provided in the instrument evidencing the Award, the vesting of Shares subject to Stock Awards shall accelerate, and the forfeiture provisions to which such Shares are subject shall lapse, if and to the same extent that the vesting and exercisability of outstanding Options accelerate in connection with the Corporate Transaction. If unvested Options are to be assumed, continued or substituted by a Successor Corporation without acceleration upon the occurrence of a Corporate Transaction, the forfeiture provisions to which such shares are subject will continue with respect to shares of the Successor Corporation that may be issued in exchange for such Shares.

  12.4 Further Adjustment of Awards

     Subject to Sections 12.2 and 12.3, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to the Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

  12.5 Limitations

     The grant of Awards shall in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

  12.6 Fractional Shares

     In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

SECTION 13. AMENDMENT AND TERMINATION OF PLAN

  13.1 Amendment of Plan

     The Plan may be amended only by the Board in such respects as it shall deem advisable; provided, however, that to the extent required for compliance with
Section 422 of the Code or any applicable law or regulation, shareholder approval shall be required for any amendment that would (a) increase the total number of shares available for issuance under the Plan, (b) modify the class of persons eligible to receive Options, or (c) otherwise require shareholder approval under any applicable law or regulation. Any amendment made to the Plan that would constitute a "modification" to Incentive Stock Options outstanding on the date of such amendment shall not, without the consent of the Participant, be applicable to such outstanding Incentive Stock Options but shall have prospective effect only.

  13.2 Termination of Plan

     The Board may suspend or terminate the Plan at any time. The Plan shall have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than ten years after the later of (a) the Plan's adoption by the Board and (b) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

  13.3 Consent of Participant

     The amendment or termination of the Plan or the amendment of an outstanding Award shall not, without the Participant's consent, impair or diminish any rights or obligations under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 12 shall not be subject to these restrictions.

SECTION 14. GENERAL

  14.1 Evidence of Awards

     Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

  14.2 No Individual Rights

     Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Corporation or limit in any way the right of the Company or any Related Corporation to terminate a Participant's employment or other relationship at any time, with or without Cause.

  14.3 Registration

     Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

     The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

     To the extent that the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

  14.4 No Rights as a Shareholder

     No Option or Stock Award denominated in units shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

  14.5 Compliance With Laws and Regulations

     Notwithstanding anything in the Plan to the contrary, the Plan Administrator, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 14 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

  14.6 Participants in Foreign Countries

     The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Corporations may operate to assure the viability of the benefits from Awards granted to Participants employed in such countries and to meet the objectives of the Plan.

  14.7 No Trust or Fund

     The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

  14.8 Severability

     If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

  14.9 Choice of Law

     The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of laws.

SECTION 15. EFFECTIVE DATE

     The Effective Date is the date on which the Plan is adopted by the Board, so long as it is approved by the Company's stockholders at any time within 12 months of such adoption.

                    PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS
                                  SUMMARY PAGE

DATE OF BOARD                                                                DATE OF SHAREHOLDER
ACTION                 ACTION              SECTION/EFFECT OF AMENDMENT            APPROVAL
-------------          ------              ---------------------------       -------------------
March 7, 2000   Initial Plan Adoption

                                   ITRON, INC.

  THIS PROXY IS SOLICITED BY ITRON'S BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                  OF SHAREHOLDERS TO BE HELD ON JUNE 28, 2000

         The undersigned hereby appoint(s) LeRoy D. Nosbaum and S. Edward White, and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of Itron, Inc. held of record by the undersigned on April 21, 2000 at the Annual Meeting of Shareholders of Itron to be held at the Doubletree Hotel - Spokane City Center, Grand Ballroom - Salons 1, 2 and 3, 322 North Spokane Falls Court, Spokane, Washington, at 8:00 a.m., local time, on Wednesday, June 28, 2000, with authority to vote upon the matters listed on reverse and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

               IMPORTANT - PLEASE DATE AND SIGN ON THE OTHER SIDE

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                                                                Please mark
                                                               your votes as
                                                               indicated in
                                                               this example. /X/


The board of directors recommends a vote "FOR the Nominees" in Item 1 and "FOR Adoption" in Item 2.


(1) ELECTION OF DIRECTORS                                          WITHHOLD
    Nominees:                                                      AUTHORITY
    Michael J. Chesser                        FOR THE           TO VOTE FOR THE
    LeRoy D. Nosbaum                          NOMINEES             NOMINEES
    Michael B. Bracy
    Mary Ann Peters                             / /                   / /
    Graham M. Wilson


   WITHHOLD for the following nominee only (write the name of the nominee in the space below):


___________________________________________


                                                                  WITHHOLD
                                                                 AUTHORITY
                                                 FOR            TO VOTE FOR
                                              ADOPTION            ADOPTION
(2) ADOPTION OF ITRON, INC. 2000 STOCK
    INCENTIVE COMPENSATION PLAN                  / /                 / /


SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR THE NOMINEES" IN ITEM 1 AND "FOR ADOPTION" IN ITEM 2.

I plan to attend the Annual Meeting              / /


Signature(s)_____________________________________________Date___________________
Please sign exactly as your name appears on your stock certificate. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc. and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.

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